UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

EVERGREEN-AGRA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53902	98-04660379
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

481 West Bay Rd.
Grand Cayman, Cayman Islands
KY1-9006
(Address of Principal Executive
Offices)

345-321-0165
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE ON AMENDMENT

This amendment to our current report on Form 8-K is being filed to remove an incorrect reference to, and disclosure under, Item 2.01 of Form 8-K regarding the acquisition of equity interests in OtherSideFarms, Inc. in connection with the retention of Chadd McKeen as the new Chief Executive Officer of Evergreen-Agra, Inc. (the “Company”), and to include additional required disclsures under Items 1.01 and 3.02 in lieu thereof. OtherSideFarms, Inc. is a shell company with no material assets, and as such, no disclosure under Item 2.01 is required or appropriate. Additional disclosure under Items 1.01 and 3.02 have been included in this Form 8-K/A in connection with the referenced transaction. This amendment should be read in conjunction with our filings made with the SEC subsequent to the filing of the Form 8-K, including any amendments to those filings.

Item 1.01 - Entry into a Material Definitive Agreement

On July 17, 2014, Evergreen-Agra, Inc. (the “Company”) entered into a Stock Purchase Agreement with Chadd McKeen (the “Purchase Agreement”). The Purchase Agreement provided for the issuance to Mr. McKeen of 1,000,000 shares of common stock of the Company, appointment of Mr. McKeen as the Company’s Chief Executive Officer, effective May 19, 2014, and assignment by Mr. McKeen of his outstanding equity interest in Othersidefarms , Inc. OtehrSideFarms, Inc. is a non-operational shell with no current tangable value, and no staff, revenues, operations or business. The Company is acquiring the shell in order to capture any potential intellectual property or other rights that may exist in the shell, although the Company does not believe than any such material assets exist, and to use the shell as a subsidiary entity through which to begin other operations in the future.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 8.01 - Other Events

(a) Effective July 17, 2014, the issuer changed its address to 19800 MacArthur suite 300, Irvine CA, USA 92612

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Effective July 17, 2014, the board of directors of the Company accepted the resignation of Rene Hamouth as the Company's Chief Executive Officer.

(b) Effective July 17, 2014, the board of directors of the Company accepted the resignation of Richard Specht as the Company's Interim Chief Financial Officer.

(c) Effective July 17, 2014, the board of directors appointed Rene Hamouth as the Company's Chairman of The Board. The appointment of Rene Hamouth as the Chairman of The Board was not based on any prior understanding or arrangement.

(d) Effective July 17, 2014, the board of directors appointed Chadd McKeen as the Company's Chief Executive Officer and as a new member of the board of directors to serve until the Company's next annual meeting of stockholders. The appointment of Chadd McKeen as the Chief Executive Officer and to the board of directors was not based on any prior understanding or arrangement.

(e) Effective July 17, 2014, the board of directors appointed Todd Hazlewood as the Company's Chief Financial Officer and as a new member of the board of directors to serve until the company's next annual meeting of stockholders. The appointment of Todd Hazlewood as the Company's Chief Financial Officer and to the board of directors was not based on any prior understanding or arrangement.

(f) Effective July 17, 2014, the board of directors appointed Ryan Hamouth as the Company's Chief Operating Officer and as a new member of the board of directors to serve until the company's next annual meeting of stockholders. The appointment of Ryan Hamouth as the Company's Chief Operating Officer and to the board of directors was not based on any prior understanding or arrangement.

As a result Management will consist of 6 (six) as follows;

Chadd Mckeen  Chief Executive Officer / Director

Facundo I. Bacardi  Senior Advisor / Director

Rene Hamouth  Chairman of the Board / Director

Ryan Hamouth  Chief Operating Officer / Director

Todd Hazlewood  Chief Financial Officer / Director

Richard Specht  Corporate Secretary / Director

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 9, 2014	EVERGREEN-AGRA, INC.

	By:	/s/ Richard Specht
Richard Specht , Corporate Secretary
/Director